                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                      AND
                 ALL OUTSTANDING SHARES OF CLASS B COMMON STOCK
                                       OF
                             HELLER FINANCIAL, INC.
                                       AT
                          $53.75 NET PER SHARE IN CASH
                                       BY
                             HAWK ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                      GENERAL ELECTRIC CAPITAL CORPORATION

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON THURSDAY, AUGUST 30, 2001,
                         UNLESS THE OFFER IS EXTENDED.

                                                                  August 3, 2001

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated August 3, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Hawk Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of General Electric Capital Corporation, a Delaware corporation ("GE Capital"), to purchase all outstanding shares of Class A common stock, par value $0.25 per share (the "Class A Common Stock"), and all outstanding shares of Class B common stock, par value $0.25 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Shares"), of Heller Financial, Inc., a Delaware corporation (the "Company"), at a purchase price of $53.75 per Share, net to you in cash, without interest thereon. Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) or complete the procedures for book-entry transfer on or prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. ONLY WE CAN MAKE A TENDER OF SUCH SHARES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

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    Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The offer price is $53.75 per Share, net to you in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

        2.  The Offer is being made for all outstanding Shares.

        3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of July 30, 2001 (the "Merger Agreement"), by and among GE Capital, Purchaser and the Company. The Merger Agreement provides that, among other things, Purchaser will make the Offer and that following the purchase of Shares pursuant to the Offer, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Purchaser will be merged with and into the Company (the "Merger"). Following consummation of the Merger, the Company will continue as the surviving corporation and become a subsidiary of GE Capital. At the effective time of the Merger, each outstanding Share (other than Shares held by (a) the Company or any of its subsidiaries, (b) GE Capital, Purchaser or any of GE Capital's direct or indirect wholly-owned subsidiaries, or (c) stockholders, if any, who are entitled to and properly exercise appraisal rights under the DGCL), will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

        4. The Board of Directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and has unanimously determined that the Offer and the Merger are advisable, fair to, and in the best interests of, the Company and its stockholders and unanimously recommends that the stockholders accept the Offer and tender all of their Shares pursuant to the Offer.

        5. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, August 30, 2001, unless the Offer is extended.

        6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. Any stock transfer taxes applicable to the transfer and sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal. However, federal income tax backup withholding (currently at a rate of 31%, and at a rate of 30.5% effective from August 7, 2001 to December 31, 2001) may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

        7. The Offer is conditioned upon, among other things, and as more fully described in the Offer to Purchase, (a) there being validly tendered and not properly withdrawn prior to the Expiration Date that number of Shares which, together with any other Shares then owned by GE Capital or its wholly-owned subsidiaries, constitutes at least 50% of the total voting power of all outstanding securities of the Company entitled to vote generally in the election of directors or in a merger, calculated on a fully diluted basis on the date of purchase, (b) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated, (c) prior to the expiration of the Offer either the European Commission has declared the merger compatible with the Common Market or, if the European

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    Commission has referred the merger to the competition authority of a member state of the European Community under the EC Merger Regulation, any applicable waiting period under the competition laws of that member state has expired, lapsed or been terminated or the relevant authorities have made a decision approving or otherwise indicating their approval of the merger in terms satisfactory to GE Capital, and (d) any necessary approvals or consents of any governmental authority having been obtained and being in full force and effect except where the failure to obtain such approvals or consents would not result in a material adverse effect on the Company or in a violation of law. The Offer is also subject to certain other conditions set forth in the Offer to Purchase. See the Introduction and Sections 1, 14 and 15 of the Offer to Purchase.

    The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form attached to this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attachment to this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

    Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Certificates for, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Shares, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)), and any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering stockholders at the same time, and will depend upon when Certificates or Book-Entry Confirmations of such Shares are received into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase).
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                      AND
                 ALL OUTSTANDING SHARES OF CLASS B COMMON STOCK
                                       OF
                             HELLER FINANCIAL, INC.
                                       AT
                          $53.75 NET PER SHARE IN CASH
                                       BY
                             HAWK ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                      GENERAL ELECTRIC CAPITAL CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 3, 2001, and the related Letter of Transmittal in connection with the Offer by Hawk Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of General Electric Capital Corporation, a Delaware corporation, to purchase all outstanding shares of Class A common stock, par value $0.25 per share (the "Class A Shares"), and all outstanding shares of Class B common stock, par value $0.25 (the "Class B Shares" and, together with the Class A Shares, the "Shares"), of Heller Financial, Inc., a Delaware corporation, at a purchase price of $53.75 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be
Tendered(*)
                                       Class A Shares      Class B Shares

Dated: ____________, 2001
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Signature(s)

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Print Name(s)

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Address(es)

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Area Code and Telephone Number

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Tax ID or Social Security Number

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.